Exhibit 77Q1(e)(2) to ACAAP 01.31.2012 NSAR

Restated Management Agreement between American Century Asset Allocation Portfolios, Inc. and American Century Investment Management, Inc., effective as of August 1, 2011, filed as Exhibit d2 to Post-Effective Amendment No. 18 to the Registration Statement of the Registrant filed on Form N-1A on September 15, 2011, File No. 333-116351, and incorporated herein by reference.